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                                                                      EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors of
J. C. Penney Company, Inc.:


We consent to incorporation by reference in: (1) the Registration Statement (No. 33-28390) on Form S-8;(2) the Registration Statement (No. 33-59666) on Form S-8; (3)the Registration Statement (No. 33-59668) on Form S-8; (4) the Registration Statement (No. 33-66070) on Form S-8; (5) the Registration Statement (No. 33-66072) on Form S-8; (6) the Registration Statement (No. 33-56993) on Form S-8;(7) the Registration Statement (No. 33-56995) on Form S-8;
(8) the Registration Statement (No. 333-13949) on Form S-8; (9) the Registration Statement (No. 333-13951) on Form S-8; (10) the Registration Statement (No. 333-22627) on Form S-8; (11) the Registration Statement (No. 333-22607) on Form S-8;
(12) the Registration Statement (No. 333-23339) on Form S-3; and (13) the Registration Statement (No. 333-06883) on Form S-3 of J. C. Penney Company, Inc. of our report dated February 27, 1997, relating to the consolidated balance sheets of J. C. Penney Company, Inc. and subsidiaries as of January 25, 1997, January 27, 1996, and January 28, 1995, and the related consolidated statements of income, reinvested earnings, and cash flows for the years then ended, which report appears in the 1996 Annual Report to Stockholders of J. C. Penney Company, Inc., which Annual Report is incorporated by reference in the Annual Report on Form 10-K of J. C. Penney Company, Inc. for the year ended January 25, 1997, and to our report dated February 27, 1997, relating to the financial statement schedule of J. C. Penney Company, Inc. and subsidiaries for each of the years in the three-year period ended January 25, 1997, which report appears in the Annual Report on Form 10-K of J. C. Penney Company, Inc. for the year ended January 25, 1997.

Our report refers to the adoption of (1) the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121, Accounting for the
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Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of in
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1995 and (2) the Financial Accounting Standards Board's Statement of Financial
Accounting Standards No. 115, Accounting for Certain Investments in Debt and
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Equity Securities, in 1994.
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                                        /s/ KPMG Peat Marwick LLP




Dallas, Texas
March 24, 1997